                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                            CANNONDALE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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

                             CANNONDALE CORPORATION
                              16 TROWBRIDGE DRIVE
                           BETHEL, CONNECTICUT 06801
                                 (203) 749-7000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON NOVEMBER 15, 2000

To the Stockholders of Cannondale Corporation:

     PLEASE TAKE NOTICE that the Annual Meeting of Stockholders of Cannondale Corporation (the "Company") will be held on Wednesday, November 15, 2000, at 10:00 a.m., Eastern Standard Time, at the Company's corporate headquarters, 16 Trowbridge Drive, Bethel, Connecticut, for the following purposes:

     1. To elect three (3) Class III directors of the Company for a three-year term;

     2. To approve an amendment to the Company's 1998 Stock Option Plan to increase the number of shares of Common Stock available for issuance from 1 million shares to 2 million shares;

     3. To consider and act upon a proposal to ratify the selection of Ernst & Young LLP as independent accountants of the Company for the 2001 fiscal year; and

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Accompanying this Notice is a Proxy, a Proxy Statement and a copy of the Company's Annual Report to Stockholders for fiscal year 2000.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE PROVIDED FOR THAT PURPOSE. The Proxy may be revoked at any time prior to the time that it is voted. Only stockholders of record as of the close of business on October 9, 2000 will be entitled to vote at the meeting.

By Order of the Board of Directors

JOHN T. CAPETTA
Secretary

Bethel, Connecticut
October 13, 2000

                             CANNONDALE CORPORATION
                              16 TROWBRIDGE DRIVE
                           BETHEL, CONNECTICUT 06801

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors and management of Cannondale Corporation, a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at Cannondale Corporation headquarters, 16 Trowbridge Drive, Bethel, Connecticut on Wednesday, November 15, 2000, at 10:00 a.m., Eastern Standard Time, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

     This Proxy Statement, Notice of Annual Meeting and accompanying proxy card are first being mailed to stockholders on or about October 13, 2000.

                                    GENERAL

     Only stockholders of record at the close of business on October 9, 2000 are entitled to notice of and to vote the shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") held by them on that date at the Annual Meeting or any postponements or adjournments thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at the meeting.

     If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote (i) FOR the slate of nominees proposed by the Board of Directors, (ii) FOR approval of the amendment to the 1998 Stock Option Plan, (iii) FOR ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending June 30, 2001 ("fiscal 2001"), and (iv) with regard to all other matters which may be brought before the Annual Meeting, in accordance with the judgment of the person or persons voting the proxies. Each stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not, in itself, constitute a revocation of a previously granted proxy.

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on October 9, 2000, will constitute a quorum. As of October 9, 2000, 7,515,225 shares of Common Stock were outstanding. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon at the Annual Meeting.

     In determining the presence of a quorum at the Annual Meeting, abstentions and broker non-votes (votes withheld by brokers in the absence of instructions from the street-name holders) will be counted. Directors will be elected by a plurality of votes cast at the Annual Meeting. Abstentions are not counted toward a nominee's number of total votes cast. All other matters which properly come before the Annual Meeting must be approved by a majority of the votes present at the Annual Meeting. Abstentions will have the practical effect of voting against such matter, since an abstention is one less vote for approval. Broker non-votes on any matter will have no impact on such matter since they are not considered "shares present" for voting purposes.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table reflects shares of Common Stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the Securities and Exchange Commission) as of September 29, 2000, by (i) each person known to the Company to own more than 5% of the outstanding Common Stock as of September 29, 2000; (ii) each director and nominee to be a director of the Company; (iii) each of the executive officers named in the Summary Compensation Table included elsewhere herein; and (iv) the current directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes below, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned.

                                                                              PERCENT OF
                  BENEFICIAL OWNER                    NUMBER OF SHARES(1)    COMMON STOCK
                  ----------------                    -------------------    ------------
Joseph S. Montgomery(2).............................       1,458,275             19.1%
James Scott Montgomery(3)...........................         454,237              6.0
William A. Luca.....................................         208,627              2.7
Daniel C. Alloway...................................         186,963              2.4
Leonard J. Konecny..................................          26,583                *
Mario Galasso.......................................          52,233                *
John Sanders........................................           6,000                *
Sally G. Palmer.....................................           6,000                *
Michael J. Stimola(4)...............................          16,200                *
Gregory Griffin.....................................           7,880                *
Dimensional Fund Advisors Inc.(5)...................         614,300              8.2
Kayne Anderson Capital Advisors, L.P. and Richard A.
  Kayne(6)..........................................         575,438              7.7
Arthur E. Hall(7)...................................         567,500              7.6
All current directors and executive officers as a
  group (13 persons)................................       2,481,586             30.2%

---------------
 *  Represents less than 1% of the Company's outstanding Common Stock.

(1) The number of shares of Common Stock deemed beneficially owned includes shares issuable pursuant to stock options which may be exercised within 60 days of September 29, 2000, for the following persons: Mr. Joseph Montgomery -- 128,750 shares, Mr. James Scott Montgomery -- 71,000, Mr. Luca -- 182,463, Mr. Alloway -- 157,882, Mr. Konecny -- 26,583, Mr.
    Galasso -- 52,233, Mr. Sanders -- 6,000, Ms. Palmer -- 6,000, Mr.
    Stimola -- 6,000, and Mr. Griffin -- 6,000.

(2) Mr. Joseph S. Montgomery has a business address c/o Cannondale Corporation, 16 Trowbridge Drive, Bethel, Connecticut 06801.

(3) Includes 2,400 shares held in trust for Mr. James Scott Montgomery's minor children.

(4) Includes 5,000 shares held in Mr. Stimola's spouse's Individual Retirement Account.

(5) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, furnishes investment advice to four registered investment companies and serves as an investment manager to certain other investment vehicles. Dimensional disclaims beneficial ownership of the shares reported. Dimensional has an address at 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(6) Based on information contained in Schedule 13D filed jointly by Kayne Anderson Capital Advisors, L.P. ("Kayne Anderson") and Richard A. Kayne on March 25, 2000. Kayne Anderson and Mr. Kayne have shared voting and dispositive power for 561,653 shares held by investment funds and managed accounts. Mr. Kayne has sole voting and dispositive power for 13,785 shares held by him directly. Kayne Anderson and Mr. Kayne have an address at 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067.

(7) Based on information contained in Schedule 13D filed jointly by Arthur E. Hall and certain related parties on February 8, 1998. Mr. Hall has sole voting and dispositive power for 525,000 shares and shared voting and dispositive power for 42,500 shares. Mr. Hall has an address at 1726 Cedarwood Drive, Minden, Nevada 89423.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers, directors and persons owning more than 10% of the Company's Common Stock ("Reporting Persons") to file reports of ownership and reports of changes of ownership with the Securities and Exchange Commission. Reporting Persons are required to furnish the Company with copies of all Section 16(a) reports that they file. Based solely upon a review of copies of these filings received, the Company believes that with respect to the fiscal year ended July 1, 2000, all required filings during this period were made on a timely basis, except for a Form 3 and a Form 4 reporting one transaction were filed late by Michael T. Dower (Vice President of Information Technology), a Form 4 reporting one transaction was filed late by Leonard J. Konecny (Vice President of Purchasing) and a Form 4 reporting one transaction was filed late by William A. Luca (Vice President, Treasurer, Chief Financial Officer and Chief Operating Officer).

                        ITEM 1 -- ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into three classes, as nearly equal in number as possible. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The term of office of directors in Class III expires at the 2000 Annual Meeting. The Board of Directors proposes that the nominees described below be elected to Class III for a new term of three years and until their successors are duly elected and qualified. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE SLATE OF NOMINEES DESCRIBED BELOW.

                  CLASS III -- DIRECTORS STANDING FOR ELECTION

WILLIAM A. LUCA, Director since 1994

     William A. Luca, 57, has served as Vice President of Finance, Treasurer and Chief Financial Officer of the Company since January 1994 and as Chief Operating Officer since February 2000. Prior to joining the Company, he served as a management consultant from 1989 to 1993, including consulting for the Company between August and December 1993. From 1980 to 1989, Mr. Luca was employed by Dual-Lite, Inc., a manufacturer of emergency lighting systems, as Chief Financial Officer (1980-1983), President and Chief Operating Officer (1983-1986) and President and Chief Executive Officer (1986-1989).

DANIEL C. ALLOWAY, Director since 1998

     Daniel C. Alloway, 41, has held a number of positions since joining Cannondale in 1982. He is currently Vice President of Sales (1998 to present). His previous positions with the Company included Vice President of Sales-United States and Vice President of European Operations (1994 to 1998), Managing Director of Cannondale Europe (1992 to 1994), Director of Sales and Marketing (1990 to 1992) and National Sales Manager (1987 to 1990).

GREGORY GRIFFIN, Director since 1999

     Gregory Griffin, 51, is a self-employed attorney and businessman. Previously, Mr. Griffin was Assistant General Counsel with BTR, Inc., a multinational conglomerate (1995 to 1999), and a partner with the law firm of Levett Rockwood & Sanders (1981 to 1995).

               CLASS I -- TERM EXPIRES AT THE 2001 ANNUAL MEETING

JOSEPH S. MONTGOMERY, Director since 1971

     Joseph S. Montgomery, 60, founded Cannondale in 1971 and has been its Chairman, President and Chief Executive Officer and a director since its formation. Mr. Montgomery is the father of James Scott Montgomery, who is also a director.

MICHAEL J. STIMOLA, Director since 1995

     Michael J. Stimola, 43, founded Sandvick Associates, Inc. in 1986 and has been its President since its formation. Sandvick is a design and construction company headquartered in Georgetown, Connecticut. See "Certain Relationships and Related Transactions." Mr. Stimola is also the founder, Chief Executive Officer and President of Sandella's Coffee Cafe, Inc., a company formed in 1994, of which Mr. Joseph Montgomery is a principal stockholder. Sandella's owns, operates and franchises upscale gourmet quick-service restaurants.

              CLASS II -- TERM EXPIRES AT THE 2002 ANNUAL MEETING

JOHN SANDERS, Director since 1998

     John Sanders, 52, is currently engaged in venture capital investment with Milstein Brothers Capital Partners. From 1998 to September 2000 he was with the New York Islanders Hockey Club, L.P. (the "Islanders"), where he served as President (1999 to 2000) and Senior Vice President-Administration and General Counsel (1998 to 1999). Prior to joining the Islanders, Mr. Sanders was a partner with the law firm of Levett, Rockwood & Sanders since 1981.

JAMES SCOTT MONTGOMERY, Director since 1994

     James Scott Montgomery, 39, is a private investor and provides consulting services to the Company. He was the Vice President of Marketing of the Company from 1993 to June 1997. His previous positions with the Company include founder and President of the Sales and Trading Divisions of Cannondale Japan KK (1991 to
1993), co-founder and Managing Director of Cannondale Europe B.V. (1989 to 1991) and Director of Purchasing. Mr. Montgomery is the son of Joseph S. Montgomery, the Company's Chairman, President and Chief Executive Officer.

SALLY G. PALMER, Director since 1999

     Sally G. Palmer, 45, has served as the Chief Development Officer for the Credit Suisse First Boston Technology Group since June 2000, where she oversees the career development of the group's professionals, as well as the group's marketing and public relations activities. Previously, she served as an advisor to the Company while she was a Principal with the investment banking division of Robertson, Stephens & Company (1990 to 1998).

DIRECTORS' REMUNERATION; ATTENDANCE

     Directors who are also full-time employees of the Company receive no additional compensation for serving as a director. During fiscal 2000, each non-employee director received a quarterly payment of $1,500, plus $1,000 for each day on which the member attended a meeting of the Board of Directors or a committee, together with reimbursement of actual expenses incurred in attending meetings. Upon election to the Board of Directors, non-employee directors are granted 1,000 options to purchase the Common Stock of the Company, which are immediately exercisable, at an exercise price per share equal to the fair market value of a share of Common Stock at the time of grant. From time to time, non-employee directors may be granted additional options to purchase the Common Stock of the Company. During fiscal 1999, each non-employee director was granted 5,000 options, which were immediately exercisable, at an exercise price per share equal to the fair market value of a share of Common Stock at the time of grant.

     The Board of Directors met six times during fiscal 2000. No director attended fewer than 75% of the total number of meetings of the Board and committees on which such director served.

COMMITTEES OF THE BOARD

     The Board of Directors has standing Compensation and Audit Committees. The Compensation Committee is composed of Messrs. Sanders, Griffin, Stimola and Joseph Montgomery and Ms. Palmer. The Audit Committee is composed of Messrs. Sanders, Griffin and Ms. Palmer. The Board of Directors does not have a standing nominating committee.

     The Compensation Committee's functions are to review and set the compensation, including salary, bonuses, stock options (in conjunction with the Administrative Committee) and other incentive compensation, of the Company's Chief Executive Officer and certain of its most highly compensated officers, and to recommend to the Board of Directors incentive compensation, retirement or other similar plans benefiting directors, officers and other key employees of the Company. The Compensation Committee met four times during fiscal 2000.

     The Audit Committee's functions are to review financial and auditing issues of the Company, including the Company's choice of independent public accounting firms, and to make recommendations to the Board of Directors. The Audit Committee met two times during fiscal 2000.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON COMPENSATION OF EXECUTIVE OFFICERS OF THE
COMPANY

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

  Executive Officer Compensation

     The Company's compensation program for executive officers and the Company's management team consists of three key elements: a base salary, a profit-sharing bonus (a discretionary annual bonus) and grants of stock options, in addition to benefit plans. The Compensation Committee believes that this approach best serves the interests of stockholders by ensuring that executive officers are compensated in a manner that advances both the short-and long-term interests of stockholders.

     Total Cash Compensation -- Salary and Bonuses. Salaries paid to executive officers are reviewed annually by the Chief Executive Officer based upon his subjective assessment of the nature of the position, and the contribution, experience and Company tenure of the executive officer. The Chief Executive Officer reviews his salary recommendations for all executive officers with the Compensation Committee, which is responsible for approving or disapproving those recommendations. In addition, the Chief Executive Officer makes recommendations to the Compensation Committee as to profit-sharing bonuses, if any, to be paid to individual executive officers, based upon his evaluation of each executive officer's contribution to Company performance.

     Stock Options. The Company's 1994 Stock Option Plan, 1994 Management Stock Option Plan, 1995 Stock Option Plan, 1996 Stock Option Plan and 1998 Stock Option Plan authorize the Administrative Committee of non-employee directors to grant options to executives, directors, employees, consultants and advisors of the Company. The Administrative Committee is composed of the four non-employee directors on the Compensation Committee. Option grants are made from time to time to executives whose contributions are perceived to have had or to be likely to have a significant impact on the Company's performance.

  Chief Executive Officer Compensation

     Mr. Joseph Montgomery's compensation as Chief Executive Officer is composed of the same elements and performance measures as the Company's other senior executives. The Compensation Committee believes that Mr. Montgomery's total compensation reflects the unique contributions that he makes to the Company's performance as an innovative leader in the bicycle industry and in leading the Company's entrance into the motorcycle industry. He was awarded a profit-sharing bonus of $62,000 in fiscal 1999 based on corporate profitability in fiscal 1998. He was not awarded a profit-sharing bonus in fiscal 2000 based on corporate profitability in fiscal 1999, and he was not awarded a profit-sharing bonus in fiscal 2001 based on corporate profitability in fiscal 2000. The Compensation Committee believes that such compensation is appropriate based on the Company's performance, including its earnings, revenue growth and cash flow from operations.

                                          Members of the Compensation Committee

                                          John Sanders
                                          Joseph S. Montgomery
                                          Michael J. Stimola
                                          Sally G. Palmer
                                          Gregory Griffin

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee currently consists of John Sanders, Gregory Griffin, Michael J. Stimola, Sally G. Palmer and Joseph Montgomery. Joseph Montgomery serves as a director of Sandella's, a company formed in 1994, of which Mr. Stimola is the founder, President and Chief Executive Officer. Sandella's owns, operates and franchises upscale gourmet quick-service restaurants.

     See "Certain Relationships and Related Transactions" for a discussion of transactions between certain members of the Compensation Committee and the Company.

EXECUTIVE COMPENSATION SUMMARY TABLES

     The following table sets forth certain information with respect to the compensation paid by the Company for services rendered to the Company in all capacities during fiscal 2000, 1999 and 1998 to its Chief Executive Officer and the Company's four most highly compensated executive officers whose aggregate cash and cash equivalent compensation exceed $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                                                                    COMPENSATION
                                                                                    ------------
                                                                                       AWARDS
                                                                   ANNUAL           ------------
                                                                COMPENSATION         SECURITIES
                                                            --------------------     UNDERLYING
NAME AND PRINCIPAL POSITION                         YEAR     SALARY     BONUS(1)      OPTIONS
---------------------------                         ----    --------    --------    ------------
Joseph S. Montgomery..............................  2000    $408,611    $     0             0
  Chairman, President and Chief Executive Officer   1999     338,278     62,000       190,000(2)
                                                    1998     287,616     67,391             0
William A. Luca...................................  2000     335,769          0        80,000
  Vice President, Treasurer, Chief Financial
  Officer                                           1999     305,769     62,000       276,412(2)
  and Chief Operating Officer                       1998     247,252     67,391       158,394(3)
Daniel C. Alloway.................................  2000     201,827          0        30,000
  Vice President of Sales                           1999     175,000     45,000       203,091(2)
                                                    1998     150,000     44,927        65,000(3)
Leonard J. Konecny................................  2000     132,714          0        10,000
  Vice President of Purchasing                      1999     130,278     23,000        73,917(2)
                                                    1998     108,077     22,464        40,000(3)
Mario Galasso.....................................  2000     124,154          0        10,000
  Vice President of Product Development             1999     114,231     23,000        86,900(2)
                                                    1998      97,308     12,500        55,000(3)

---------------
(1) Profit-sharing bonuses were not paid to Messrs. Montgomery, Luca, Alloway, Konecny and Galasso in fiscal 2000 for corporate profitability in fiscal 1999. No profit-sharing bonuses will be paid to Messrs. Montgomery, Luca, Alloway, Konecny and Galasso in fiscal 2001 for corporate profitability in fiscal 2000.

(2) Includes the replacement of 90,000, 246,412, 173,091, 58,917 and 71,900 options that were previously granted to Messrs. Montgomery, Luca, Alloway, Konecny and Galasso, respectively, and canceled pursuant to the repricing of options on September 3, 1998.

(3) Includes the replacement of 86,697, 50,000, 20,000 and 40,000 options that were previously granted to Messrs. Luca, Alloway, Konecny and Galasso, respectively, and canceled pursuant to the repricing of options on March 27, 1998.

     The following table sets forth certain information regarding stock options granted during fiscal 2000 by the Company to the executive officers named in the Summary Compensation Table above.

                       OPTION GRANTS IN FISCAL YEAR 2000

                                               INDIVIDUAL GRANTS                         POTENTIAL
                               --------------------------------------------------    REALIZABLE VALUE
                                              PERCENT                                AT ASSUMED ANNUAL
                               NUMBER OF      OF TOTAL                                RATES OF STOCK
                               SECURITIES     OPTIONS                               PRICE APPRECIATION
                               UNDERLYING    GRANTED TO    EXERCISE                 FOR OPTION TERM(2)
                                OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION   -------------------
            NAME               GRANTED(1)   FISCAL YEAR    PER SHARE      DATE         5%        10%
            ----               ----------   ------------   ---------   ----------   --------   --------
Joseph S. Montgomery.........        --           --            --           --           --         --
William A. Luca..............    30,000         6.78%        $9.50      8/18/09     $164,086   $430,095
                                 50,000        11.30          6.56       2/3/10      206,277    522,748
Daniel C. Alloway............    30,000         6.78          9.50      8/18/09      164,086    430,095
Leonard J. Konecny...........     5,000         1.13          9.50      8/18/09       27,348     71,682
                                  5,000         1.13          7.06      4/26/10       22,200     56,259
Mario Galasso................    10,000         2.26          9.50      8/18/09       54,695    143,365

---------------
(1) Options vest over a three- or five-year period from the date of grant.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based upon assumed rates of share price appreciation set by the Securities and Exchange Commission of five percent and ten percent of the fair value of the Common Stock on the date of grant of the options, compounded annually from the date of grant to the option expiration dates. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any are dependent on the performance of the Common Stock and the date on which the option is exercised. There can be no assurance that the values reflected would be achieved.

     The following table sets forth certain information with respect to the exercises of stock options during the fiscal year ended July 1, 2000 (none of the named executive officers exercised any options during fiscal 2000), and presents the fiscal year-end value of unexercised stock options held as of July 1, 2000 by the executive officers named in the Summary Compensation Table above.

                 AGGREGATE OPTIONS EXERCISED IN FISCAL 2000 AND
                       FISCAL 2000 YEAR END OPTION VALUES

                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED             IN-THE-MONEY
                             SHARES                   OPTIONS AT JULY 1, 2000     OPTIONS AT JULY 1, 2000(1)
                           ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                        EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -----------   --------   -----------   -------------   -----------   -------------
Joseph S. Montgomery.....         --     $    --      128,750        100,000       $238,700          $0
William A. Luca..........         --          --      164,231        215,031        140,756           0
Daniel C. Alloway........         --          --      151,882        108,334        167,090           0
Leonard J. Konecny.......         --          --       25,583         58,334              0           0
Mario Galasso............         --          --       43,566         53,334              0           0

---------------
(1) The values in this column represent the closing sales price of the Company's Common Stock on the Nasdaq National Market on June 30, 2000, $6.50, less the respective option exercise price.

EMPLOYMENT AGREEMENTS AND SEPARATION PLANS

     On June 6, 1994, the Company entered into an employment agreement with Leonard Konecny, pursuant to which Mr. Konecny agreed to serve as Vice President of Purchasing of the Company. The annual base salary to be paid under such agreement to Mr. Konecny was $80,000 per annum. The agreement may be terminated either by Mr. Konecny or the Company upon at least 14 days prior written notice, or by the Company effective immediately for cause. The agreement also contains a non-competition provision which requires among other things, that Mr. Konecny not perform functions or provide the same or substantially similar services to those performed or provided by him for the Company for any competitor of the Company for a period of one year following the termination of his employment for any reason.

     On February 5, 1998, the Company entered into Change-of Control Employment Agreements with Joseph Montgomery, William Luca and Daniel Alloway (each, an "Executive"). Each agreement is identical and provides that upon a Change of Control (as defined in each agreement), the Company will continue to employ the Executive for three years after the Change of Control occurs (the "Employment Period"), unless the agreement is terminated earlier in accordance with its terms. During the Employment Period, each Executive will receive an annual base salary at least equal to 12 times the highest monthly base salary paid or payable to each respective Executive for the 12 month period prior to the Change of Control ("Annual Base Salary"). In addition, each Executive is entitled to receive an annual profit-sharing bonus at least equal to the highest profit-sharing bonus paid to each respective Executive in the past three fiscal years ("Annual Bonus"). Pursuant to the terms of each agreement, each Executive's employment with the Company may be terminated by the Executive at any time and for any reason or no reason at all. Upon a termination of employment during the Employment Period (other than for death or disability (as defined in each agreement)), the Company shall pay to the Executive the aggregate of the following amounts: (1) the Executive's Annual Base Salary through the Date of Termination (as defined in each agreement) to the extent not already paid; (2) the product of (x) the higher of (i) the amount of any Annual Bonus, annualized in the event the Executive was not employed for the full fiscal year relating thereto and (ii) the Annual Bonus paid or payable, including any bonus or portion thereof which has been earned but deferred (and annualized for any fiscal year consisting of less than 12 full months or during which the Executive was employed for less than 12 full months), for the most recently completed fiscal year during the Employment Period, if any (such higher amount being referred to as the "Highest Annual Bonus") times (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365; (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not already paid; (4) the amount equal to the product of (i) three and
(ii) the sum of (x) the Executive's Annual Base Salary and (y) the Highest Annual Bonus; and (5) any Gross-Up Payments (as defined in each agreement) for certain tax obligations of the Executive. Each Executive shall also be entitled to certain benefits and limited payments relating to specific obligations of the Company. During the Employment Period, the Company may terminate each Executive's employment with the Company upon an Executive's death or disability with specified payment obligations in each instance for accrued obligations and other benefits.

     The Company has also entered into identical non-competition agreements, dated as of February 16, 2000, with each of the Executives. Under the terms of each agreement, if, after a Change of Control (as defined in the agreement) of the Company, the Executive's employment with the Company is terminated other than for death or disability, the Executive has agreed that he will not engage in any business that engages in the bicycle or motorcycle manufacturing, marketing or distribution business and will not interfere with any business relationship between the Company and any of its customers, suppliers, lessors, lessees or employees for a period of two years after the termination of his employment. In consideration for his covenant not to complete, the Company would pay to the Executive within 30 days after his termination of employment a lump sum payment equal to two times the sum of the Executive's Annual Base Salary and Highest Annual Bonus (as such terms are defined in the agreement).

     On February 16, 2000, the Company entered into a severance agreement with William Luca. Together with the non-competition agreement, this agreement replaces and supersedes a prior employment agreement between the Company and Mr. Luca. Pursuant to the terms of the severance agreement, if, prior to a Change of Control (as defined in the agreement) of the Company, Mr. Luca's employment is terminated by the Company without Cause or by Mr. Luca for Good Reason (as such terms are defined in the agreement), the Company will be obligated to pay Mr. Luca substantially the same amounts and provide substantially the same benefits that Mr. Luca would have been entitled to receive pursuant to the terms of his change-of-control employment agreement and his non-competition agreement if his employment was terminated after a Change of Control of the Company. The agreement also contains a two-year non-competition provision which prohibits Mr. Luca from, among other things, engaging in any business that engages in the bicycle or motorcycle manufacturing, marketing or distribution business or interfering with any business relationship between the Company and any of its customers, suppliers, lessors, lessees or employees for a period of two years after the termination of his employment.

     Leonard Konecny is a participant in the Company's Change-of-Control Separation Plan A. The plan provides that Mr. Konecny will continue to be a participant in the plan until he ceases to be employed by the Company or his designation as a participant of the plan is rescinded by the Board of Directors. Upon a Change of Control (as defined in the plan), the Company will be obligated to pay Mr. Konecny, subject to certain federal tax limitations, the aggregate of the following amounts if he is terminated for any reason other than for cause (as defined in the plan), death or disability (as defined in the plan): (1) his Annual Base Salary at the time of a Change of Control through the Date of Termination (as defined in the plan) to the extent not already paid; (2) any compensation previously deferred (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not already paid; and (3) the amount equal to the product of (i) one and one-half and (ii) Mr. Konecny's Annual Base Salary. Upon such termination, Mr. Konecny shall also be entitled to certain benefits and limited payments relating to specific obligations of the Company. After a Change of Control, the Company may also terminate Mr. Konecny for death or disability with specified payment obligations in each instance for accrued obligations.

     Mario Galasso is a participant in the Company's Change-of-Control Separation Plan B. The plan provides that Mr. Galasso will continue to be a participant in the plan until he ceases to be employed by the Company or his designation as a participant of the plan is rescinded by the Board of Directors. Upon a Change of Control (as defined in the plan), the Company will be obligated to pay Mr. Galasso, subject to certain federal tax limitations, the aggregate of the following amounts if he is terminated for any reason other than for cause (as defined in the plan), death or disability (as defined in the plan): (1) his Annual Base Salary at the time of a Change of Control through the Date of Termination (as defined in the plan) to the extent not already paid; and (2) any compensation previously deferred (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not already paid; and (3) the amount equal to Mr. Galasso's Annual Base Salary. Upon such termination, Mr. Galasso shall also be entitled to certain benefits and limited payments relating to specific obligations of the Company. After a Change of Control, the Company may also terminate Mr. Galasso for death or disability with specified payment obligations in each instance for accrued obligations.

COMPARISON OF CUMULATIVE TOTAL RETURNS

     The following graph compares the performance of the Company's Common Stock with the performance of the Nasdaq Stock Market (U.S. Companies) Stock Price Index (the "Nasdaq Index") and a peer group index created by the Company, during the five-year period ended June 30, 2000. The graph assumes that $100 was invested on June 30, 1995, in each of the Company's Common Stock, the Nasdaq Index and the peer group index, and that all dividends were reinvested.

     The peer group index created by the Company is composed of companies in bicycle or other recreational product lines of business. The common stock of the following companies has been included in the peer group index: K2, Inc., Bell Sports Corp., Callaway Golf Company, GT Bicycles, Inc., The Coleman Company, Inc., First Team Sports, Inc., Huffy Corporation, Ride Inc., and Rockshox Inc.

             Prepared by the Center for Research in Security Prices

                              [PERFORMANCE GRAPH]

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Sandvick, of which Mr. Stimola is the President and majority stockholder, has been the construction manager and general contractor for several construction projects of the Company in Connecticut and Pennsylvania, including the construction of the Company's headquarters and research and development facility in Connecticut, the construction of the Company's motorcycle manufacturing facility in Bedford, Pennsylvania and the expansion of its Bedford, Pennsylvania bicycle manufacturing facility. In fiscal 2000, the Company paid Sandvick a final payment of approximately $146,000 for the construction of the motorcycle facility, which was completed in fiscal 1999.

     In fiscal 1997, the Company agreed to provide up to $450,000 in interest-free loans to William Luca to enable him to purchase a home in the vicinity of the Company's headquarters. In fiscal 1999, the Company provided to Mr. Luca an additional $200,000 of interest-free loans under the same terms and conditions as the original loan. In fiscal 2000, the Company advanced to Mr. Luca an additional $200,000. These advances were incorporated into the original loan agreement and are subject to the same terms and conditions as the original loan. As of September 29, 2000, $850,000 had been advanced to Mr. Luca. The loans mature on December 29, 2006, at which time the entire principal balance is due. The loans are secured by a mortgage on Mr. Luca's residence.

     In fiscal 1997, the Company agreed to provide up to $125,000 in interest-free loans to Leonard Konecny to enable him to purchase a home in the vicinity of the Company's headquarters. In fiscal 2000, the Company agreed to provide Mr. Konecny an additional $20,000 of interest-free loans under the same terms and conditions as the original loan. In the beginning of fiscal 2001, the Company advanced to Mr. Konecny an additional $30,000. These advances were incorporated into the original loan agreement and are subject to the same terms and conditions as the original loan. As of September 29, 2000, $175,000 had been advanced to Mr. Konecny. The loans mature on September 1, 2007, at which time the entire principal balance is due. The loans are secured by a mortgage on Mr. Konecny's residence.

     In fiscal 1999, the Company provided Daniel Alloway with an $80,000 interest-free advance against his future salary. In fiscal 2000, the Company advanced to Mr. Alloway an additional $15,000. As of September 29, 2000, $95,000 had been advanced to Mr. Alloway. The total amount advanced to Mr. Alloway was converted into a demand note receivable during fiscal 2000.

     During the first quarter of fiscal 1999, the Company provided Joseph Montgomery with a loan in the principal amount of $10,000,000 for the purchase of certain real property. This loan was combined with a previous loan in the principal amount of $2,000,000 which enabled him to meet certain tax obligations in April 1998. The combined loan matures on August 1, 2003, at which time the entire principal balance is due. The interest rate on the loan is set at the prime rate as published in the Wall Street Journal from time to time, and the loan is secured by a pledge to the Company of all of the shares of the Company's common stock held by Mr. Montgomery and by a third security interest in a mortgage on certain real property.

     The Company deferred the first interest payment of approximately $900,000 payable by Mr. Montgomery to the Company due August 1, 1999 pursuant to the terms of the loan. Under the terms of the deferral, Mr. Montgomery was obligated to sell 75,000 shares of his Common Stock per quarter beginning in the third quarter of fiscal 2000, and the net proceeds of such sales were to be remitted to the Company to pay the deferred interest. The stock-selling program by Mr. Montgomery was subject to applicable securities laws and other restrictions, which precluded him from selling 75,000 shares per quarter. During the third and fourth quarters of fiscal 2000, Mr. Montgomery sold 98,100 shares pursuant to the terms of the deferral, thus reducing his deferred interest balance by approximately $614,000. The Company also deferred the interest payment due August 1, 2000 of approximately $1,067,000 until August 28, 2000. At such time, Mr. Montgomery paid $1.4 million to the Company as full payment of all deferred interest and accrued interest thereon. As of September 29, 2000, $12,196,333 including interest was outstanding on the loan.

     The Board of Directors of the Company believes that the terms of the transactions described above (other than those involving loans to employees) were on terms no less favorable to the Company than those that could have been obtained from unaffiliated parties; and that the transactions involving loans to employees were fair and reasonable under the circumstances. The Company anticipates that future transactions with affiliated parties will be approved by a majority of the Company's disinterested directors and will be on terms no less favorable to the Company than those that could be obtained from unaffiliated parties.

       ITEM 2 -- APPROVAL OF THE AMENDMENT TO THE 1998 STOCK OPTION PLAN

     The Board of Directors has unanimously adopted and recommends that the stockholders consider and approve an amendment to the Company's 1998 Stock Option Plan (the "Plan") to increase the number of shares of Common Stock which may be subject to options granted under the Plan.

     The purposes of the Plan are to encourage stock ownership by employees, officers, consultants and advisors of the Company, to provide an incentive for such individuals to improve the profits of the Company, to assist the Company in attracting, retaining and motivating those individuals who will be largely responsible for enhancing the profitability, growth and stockholder value of the Company and to attract qualified individuals to provide services as consultants and advisors to the Company.

     The Plan currently authorizes the issuance of up to 1,000,000 shares of Common Stock pursuant to the exercise of options granted under the Plan. As of September 29, 2000, options to purchase 984,936 shares were outstanding under the plan. Therefore, only 15,064 shares were available for future grant under the Plan.

     To assure that sufficient shares are available to provide incentives to those employees, officers, consultants and advisors of the Company who will be responsible for the Company's future growth and continued success, and to attract new employees, the Board of Directors has adopted the amendment to the Plan, subject to stockholder approval. The amendment increases by 1,000,000 shares, to 2,000,000 shares, the number of shares of Common Stock which may be issued pursuant to awards granted under the Plan.

     The following is a summary of the material features of the Plan.

ADMINISTRATION

     The Plan is administered by the Stock Option Plan Administrative Committee (the "Committee") which consists of at least two directors appointed by the Board who qualify as "non-employee directors," as the term is defined in Rule 16b-3(b)(3) under the Exchange Act. Under the terms of the Plan, the Committee has full and final authority to take any and all action with respect to administration of the Plan, including, without limitation, the selection of individuals to be granted options, the number of shares of Common Stock subject to an option, the exercise price per share (which may not be less than 100% of the fair market value (as defined in the Plan) of a share of Common Stock), vesting schedules, exercise periods and other terms and conditions of each option.

AMENDMENT AND TERMINATION

     Unless earlier suspended or terminated by the Board of Directors, the Plan will continue in effect until December 31, 2008. The Plan may be amended or terminated at any time by the Board of Directors, provided that no amendment or termination may adversely affect the rights of an option recipient without the recipient's consent and stockholder approval is required of any amendment that would increase the number of shares issuable under the Plan (except to the extent of adjustments, as discussed below), materially increase the benefits under the Plan or materially change the requirements for eligibility to receive an option.

OPTION AWARDS

     The Plan authorizes the grant of options, exercisable for shares of Common Stock, to present and future employees, officers, advisors and consultants (each person receiving such grant is referred to herein as an "Optionee"). The Optionee may exercise options by written notice to the Company upon such terms and conditions as the Plan provides. The exercise price of an option (as determined by the Committee at the time of grant) is payable in full upon exercise of the option, and may be paid in cash, shares of Common Stock already owned by the Optionee for a period of more than six months or by any other means the Committee approves, or a combination thereof.

     Subject to the terms of the Plan and to any conditions, including vesting requirements, imposed by the Committee at the time of the grant, no option will become exercisable unless the person to whom the option was granted remains in the continuous employ or service as an employee or officer of the Company or a subsidiary for at least one year from the date the option is granted; provided, however, that in the case of an option granted to a consultant or advisor, there shall be no requirement of continued provision of services, unless imposed by the Committee at the time of grant. In the event of the death or permanent disability of the Optionee, options may be exercised up to one year after the date of termination of employment or service. Outstanding options will terminate no later than three months after the date of termination of employment or service for any reason other than death or disability. Notwithstanding the foregoing, options granted to consultants or advisors will not terminate upon their death, disability or termination of services unless the Committee so provides at the time an option is granted.

     The table below shows the number of options granted and outstanding under the Plan to the persons or groups listed in the table from its inception through September 29, 2000.

NAME AND PRINCIPAL POSITIONS                                  NUMBER OF OPTIONS
----------------------------                                  -----------------
Joseph S. Montgomery........................................       100,000
  Chairman, President and Chief Executive Officer
William A. Luca.............................................       110,000
  Vice President, Treasurer, Chief Financial Officer and
  Chief Operating Officer
Daniel C. Alloway...........................................        60,000
  Vice President of Sales
Leonard J. Konecny..........................................        25,000
  Vice President of Purchasing
Mario Galasso...............................................        25,000
  Vice President of Product Development
All current executive officers as a group...................       344,500
All current directors, who are not executive officers as a
  group.....................................................        42,000
All current employees, excluding executive officers as a
  group.....................................................       598,436

ADJUSTMENTS UPON CHANGES IN COMMON STOCK, REORGANIZATION, MERGER, CONSOLIDATION OR CHANGE OF CONTROL

     The number of shares reserved for issuance under the Plan may be adjusted in the event of an adjustment in the capital structure of the Company or a related corporation affecting the Common Stock (due to stock split, stock dividend or similar event). Adjustments shall be made by the Board of Directors, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any such adjustment.

     The Plan further provides that, in the event of a merger, consolidation or other specified corporate transaction, wherein the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock, all options granted under the Plan may be converted into options to purchase shares of Exchange Stock, unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine otherwise.

     Upon a Change of Control, as described below, any option granted under the Plan shall immediately become vested, and the optionee shall have the right to exercise his or her option so long as such option remains outstanding, whether or not any other vesting requirements set forth in the option agreement have been satisfied. A "Change of Control" is defined as: (1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the outstanding Common Stock of the Company or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; (2) the cessation for any reason of the individuals who constitute the Board of Directors as of the date of the Plan

("Incumbent Board") to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date of the Plan whose election, or nomination for election by the stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; (3) the approval by the stockholders of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock and outstanding voting securities of the Company immediately prior to such Business Combination would beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding Common Stock and outstanding voting securities of the Company; (ii) no Person beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (4) the approval by the stockholders of the Company of a complete liquidation of dissolution of the Company.

NONTRANSFERABILITY; DIVIDEND AND VOTING RIGHTS

     The Plan provides that options may not be transferred other than by will or applicable laws of descent and distribution, and that each option may be exercised during the Optionee's lifetime only by the Optionee.

     An Optionee will not be deemed to be the holder of any shares subject to an option unless and until he or she validly exercises the option and the certificate for such shares is issued to him or her under the Plan. Shares subject to an option shall have no voting, dividend or other rights until such exercise and issuance of a certificate.

FEDERAL INCOME TAX CONSEQUENCES

     Under present federal tax laws and regulations, the federal income tax consequences to the Company and the Optionees pursuant to the Plan are as described below. The following discussion is only a brief summary of such tax consequences, is not intended to be all inclusive and, among other things, does not cover possible state, local or foreign tax consequences.

     In general, an Optionee will not be subject to federal income tax upon the grant of an option. Upon the exercise of an option, the difference between the fair market value of the Common Stock on the date of exercise and the option exercise price will constitute taxable ordinary income to the Optionee on the date of the exercise. The Company generally will be entitled to a deduction in the same year in an amount equal to the ordinary income recognized by the Optionee.

     The Optionee's basis in shares of Common Stock acquired upon exercise of an option will equal the Option exercise price plus the amount of income taxable at the time of exercise. Any subsequent disposition of the stock by the Optionee will be taxed as a capital gain or loss to the Optionee and will be long-term capital gain or loss if the Optionee has held the stock for more than one year at the time of the sale.

     Pursuant to the terms of the Plan, the Board will require any recipient of shares of Common Stock pursuant to an exercise of an Option to pay the Company, in cash, the amount of any tax or other amount required by any government authority to be withheld and paid over by the Company to such authority for the account of the recipient, unless the recipient has made other arrangements satisfactory to the Company regarding such payment.

STOCKHOLDER APPROVAL

     The adoption of the amendment to the Plan requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT OF THE 1998 STOCK OPTION PLAN.

        ITEM 3 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Company has appointed Ernst & Young LLP as the Company's independent accountants for fiscal 2001. Ernst & Young LLP has served as the Company's independent accountants since 1993. Services provided to the Company and its subsidiaries by Ernst & Young LLP with respect to fiscal 2000 included the audit of the Company's consolidated financial statements, limited reviews of quarterly reports, services related to filings with the Securities and Exchange Commission and consultations on various tax matters. Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

     Ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for fiscal 2001 will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. In the event stockholders do not ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the forthcoming fiscal year, such appointment will be reconsidered by the Audit Committee and the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL 2001.

                                 OTHER MATTERS

     As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting in accordance with the judgment of the person or persons voting the proxies.

               STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     Pursuant to the Securities and Exchange Commission rules promulgated under the Securities Exchange Act of 1934, any proposal of a stockholder intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Secretary of the Company, for inclusion in the Company's proxy statement relating to the 2001 Annual Meeting, by June 15, 2001. In accordance with the advance notice provisions contained in the Company's Bylaws, the Company generally must receive notice of a stockholder's intent to propose any business at an annual meeting no later than the close of business on the 70th day and no earlier than the close of business on the 90th day prior to the first anniversary of this year's Annual Meeting (November 15, 2001).

                             ADDITIONAL INFORMATION

     The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex or facsimile. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

October 13, 2000                               By Order of the Board of Director

                                                     JOHN T. CAPETTA
                                                     Secretary

                             CANNONDALE CORPORATION


                             1998 STOCK OPTION PLAN
                        (As amended as of August 16,2000)


         1. Purpose. The purpose of the Cannondale Corporation 1998 Stock Option Plan (the "Plan") is to enable Cannondale Corporation (the "Company") and its stockholders to secure the benefits of common stock ownership by employees and officers of the Company and its subsidiaries and by consultants and advisors to the Company and its subsidiaries. The Board of Directors of the Company (the "Board") believes that the granting of options under the Plan will foster the Company's ability to attract, retain and motivate those individuals who will be largely responsible for the continued profitability and long-term future growth of the Company.

         2. Stock Subject to the Plan. The Company may issue and sell a total of 2,000,000 shares of its common stock, $0.01 par value per share (the "Common Stock"), pursuant to the Plan. Such shares may be either authorized and unissued or held by the Company in its treasury. New options may be granted under the Plan with respect to shares of Common Stock which are covered by the unexercised portion of an option which has terminated or expired by its terms, by cancellation or otherwise.

         3. Administration. The Plan will be administered by a committee (the "Committee") consisting of at least two Non-Employee Directors within the meaning of Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), appointed by and serving at the pleasure of the Board. Subject to the provisions of the Plan, the Committee, acting in its sole and absolute discretion, will have full power and authority to grant options under the Plan, to interpret the provisions of the Plan and option award agreements made under the Plan, to supervise the administration of the Plan and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee will constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, will be final and conclusive on all persons. The Committee will keep a record of its proceedings and acts and will keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

         4. Eligibility. Options may be granted under the Plan to individuals who at present or in the future serve as employees or officers of the Company or a subsidiary of the Company (a "Subsidiary") within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended, or who at the time of grant are engaged as consultants or advisors to the Company or a Subsidiary. Subject to the provisions of the Plan, the Committee may from time to time select the persons to whom options will be granted under the Plan, and will fix the number of shares covered by each such option and establish the terms and conditions thereof (including, without limitation, exercise price and restrictions on exercisability of the option or on the shares of Common Stock issued upon exercise thereof).

         5. Terms and Conditions of Options. Each option granted under the Plan will be evidenced by a written award agreement in substantially the form attached hereto as Exhibit I, or such other form approved by the Committee from time to time. Each such option will be subject to the terms and conditions set forth in this paragraph and such additional terms and conditions not inconsistent with the Plan as the Committee deems appropriate as reflected in the written award agreement.

                  (a) Option Exercise Price. The exercise price per share may not be less than 100% of the Fair Market Value of a share of the Common Stock on the date of grant of the option. "Fair Market Value" shall mean the closing price of a share of the Common Stock on the Nasdaq National Market, or, if the Company elects to list or admit the Common Stock on another exchange or service instead of the Nasdaq National Market, on such other exchange or service, on the date immediately preceding the date of grant of the option, or if no shares were traded on such determination date, the next preceding date on which the Common Stock was traded, or the Fair Market Value as determined by any other method adopted by the Committee from time to time, which the Committee may deem appropriate under the circumstances, or as may be required in order to comply with the requirements of applicable laws and regulations.

                  (b) Exercise of Options. No option will become exercisable unless the person to whom the option was granted remains in the continuous employ or service as an officer of the Company or an affiliate (as defined below) for at least one year (or for such other period as the Committee may designate) from the date the option is granted; provided, however, that in the case of an option granted to a consultant or advisor to the Company or a Subsidiary, there shall be no requirement for such person's continued provision of services to the Company or an affiliate unless such requirement is imposed by the Committee at the time the option is granted. For purposes of this Plan, "affiliate" means either a Subsidiary or any entity in an unbroken chain of entities ending with the Company if each of the entities other than the Company owns an equity interest holding 25% of the total combined voting power of all equity holders in one of the other entities in such chain. Subject to earlier termination of the option as provided herein, unless the Committee determines otherwise, the option will become exercisable in accordance with the following schedule based upon the number of full years of the optionee's continuous employment or service with the Company or an affiliate following the date of grant:

    Full Years                     Incremental                   Cumulative
   of Continuous                  Percentage of                 Percentage of
    Employment/                      Option                        Option
      Service                     Exercisable                   Exercisable
  --------------                  -------------                 -------------

  Less than 1                          0%                            0%
  1                                   33 1/3%                       33 1/3%
  2                                   33 1/3%                       66 2/3%
  3 or more                           33 1/3%                       100%

provided, however, that in the event the exercise period of an option is three years or less, the foregoing schedule shall be deemed to be modified to provide that any remaining portion of the option shares which have not yet become exercisable shall become exercisable on the date which is one year prior to the date of expiration of the option; and provided, further, that an option granted to a consultant or advisor to the Company or an affiliate shall be immediately exercisable in full unless the Committee determines otherwise at the time of the option grant.

         All or any part of the exercisable portion of an option may be exercised at any time during the option period, except that, without the written consent of the Committee, no partial exercise of an option may be for less than 50 shares. An option may be exercised by transmitting to the Company (i) a written notice specifying the number of shares to be purchased and (ii) payment of the exercise price, together with the amount, if any, deemed necessary by the Committee to enable the Company to satisfy its income tax withholding obligations with respect to such exercise (unless other arrangements acceptable to the Company are made with respect to the satisfaction of such withholding obligations).

                  (c) Payment of Exercise Price. The purchase price of shares of Common Stock acquired pursuant to the exercise of an option granted under the Plan may be paid in cash and/or such other form of payment as may be permitted under the option award agreement, including, without limitation, previously-owned shares of Common Stock owned for at least six months prior to the date of option exercise.

                  (d) Rights as a Stockholder. No shares of Common Stock will be issued in respect of the exercise of an option granted under the Plan until full payment therefor has been made (and/or provided for where all or a portion of the purchase price is being paid in installments). The holder of an option will have no rights as a stockholder with respect to any shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise provided herein, no adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

                  (e) Nontransferability of Options. No option granted under the Plan may be assigned or transferred except by will or by the applicable laws of descent and distribution and each such option may be exercised during the optionee's lifetime only by the optionee.

                  (f) Termination of Employment or Other Service. If an optionee ceases to be an employee or to perform services as an officer for the Company and any affiliate for any reason other than death or disability (as defined below), then each outstanding option granted to him or her under the Plan will terminate on the date three months after the date of such termination of employment or service (or, if earlier, the date specified in the option agreement). If an optionee's employment or service is terminated by reason of the optionee's death or disability (or if the optionee's employment or service is terminated by reason of his or her disability and the optionee dies within one year after such termination of employment or service), then each outstanding option granted to the optionee under the Plan will terminate on the date one year after the date of such termination of employment or service (or one year after the later death of a disabled optionee) or, if earlier, the date specified in the option agreement. For purposes hereof, the term "disability" means the inability of an optionee to perform the customary duties of his or her employment or other service for the Company or an affiliate by reason of a physical or mental incapacity which is expected to result in death or be of indefinite duration (but in any event no less than twelve months). Notwithstanding the foregoing, if and to the extent that the option is exercisable at the time of termination of services, an option granted to a consultant or advisor to the Company or an affiliate shall not terminate because such person ceases to provide services to the Company or an affiliate, unless the Committee provides otherwise at the time the option is granted.

                  (g) Other Provisions. The Committee may impose such other conditions with respect to the exercise of options, including, without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

         6.       Capital Changes, Reorganization, Sale.

                  (a) Adjustments upon Changes in Capitalization. The aggregate number and class of shares for which options may be granted under the Plan, the number and class of shares covered by each outstanding option and the exercise price per share shall all be adjusted proportionately for any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

                  (b) Change of Control. (i) Except as provided in subparagraph
(c) below, upon a Change of Control (as defined below), any option granted hereunder shall immediately become vested, and the optionee shall have the right to exercise his or her option in whole or in part, so long as such option remains outstanding, whether or not any other vesting requirements set forth in the option agreement or herein have been satisfied.

                           (ii) For the purpose of this Plan, a "Change of
Control" shall mean:

                                A. The acquisition by any individual, entity or
group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 20% or more of either (i) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subparagraph A, the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company,
(iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or
(iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subparagraph C of this Section 6(b)(ii); or

                                B. Individuals who, as of the date hereof,
constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                                C. Approval by the stockholders of the Company
of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination would beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                                D. Approval by the stockholders of the Company
of a complete liquidation or dissolution of the Company.


                  (c) Conversion of Options on Stock for Stock Exchange. If the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), all options granted hereunder shall be converted into options to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such options granted hereunder shall not be converted into options to purchase shares of Exchange Stock but instead shall vest in accordance with the provisions of subparagraph (b) above. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. Unless the Board determines otherwise, the converted options shall be fully vested whether or not the vesting requirements set forth in the option agreement or herein have been satisfied.

                  (d) Fractional Shares. In the event of any adjustment in the number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded, and each such option will cover only the number of full shares resulting from the adjustment.

                  (e) Determination of Board to be Final. All adjustments under this paragraph 6 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

         7. Amendment and Termination of the Plan. The Board may amend or terminate the Plan. Except as otherwise provided in the Plan with respect to equity changes, any amendment which would increase the aggregate number of shares of Common Stock as to which options may be granted under the Plan, materially increase the benefits under the Plan or modify the class of persons eligible to receive options under the Plan shall be subject to the approval of the stockholders of the Company and such other approvals as may be required by the provisions of the Company's Certificate of Incorporation or otherwise. No amendment or termination may affect adversely any outstanding option without the written consent of the optionee.

         8. No Rights Conferred. Nothing contained herein will be deemed to give any individual any right to receive an option under the Plan or to be retained in the employ or service of the Company or any affiliate or interfere in any way with the right of the Company to terminate the employment or service of the optionee.

         9. GOVERNING LAW. THE PLAN AND EACH OPTION AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS RULES OR PRINCIPLES.

         10. Stockholder Approval; Term of the Plan. The Plan shall be effective as of November 4, 1998, subject to the approval of the stockholders of the Company on or before November 4, 1998. Any options awarded under the Plan prior to such stockholder approval shall be conditioned upon such approval being obtained and in the event such approval is not obtained all such options shall be automatically null and void. The Plan will terminate on December 31, 2008, unless sooner terminated by the Board. The rights of optionees under options outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination and shall continue in accordance with the terms of the option (as then in effect or thereafter amended).

         11. Interpretation. The Plan is intended to enable transactions under the Plan with respect to directors and officers (within the meaning of Section 16(a) under the Act) to satisfy the conditions of Rule 16b-3 or its successors; to the extent that any provision of the Plan would cause a conflict with such conditions or would cause the administration of the Plan as provided in Section 3 to fail to satisfy the conditions of Rule 16b-3, such provision shall be deemed null and void to the extent permitted by applicable law. This Section shall not be applicable if no class of the Company's equity securities is then registered pursuant to Section 12 of the Act.

                                      PROXY


                             CANNONDALE CORPORATION


                         ANNUAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS




The undersigned hereby appoints Joseph S. Montgomery and William A. Luca, and each of them individually, as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of Common Stock of the undersigned at the Annual Meeting of the Company, to be held at the Company's Corporate Headquarters, 16 Trowbridge Drive, Bethel, Connecticut, on Wednesday, November 15, 2000 at 10:00 a.m., Eastern Standard Time, and at any adjournments or postponements thereof.


WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

   SEE REVERSE    CONTINUED  AND TO BE SIGNED ON REVERSE SIDE    SEE REVERSE
      SIDE                                                          SIDE


                                  DETACH HERE

/X/  PLEASE MARK X VOTES AS IN THIS EXAMPLE.



     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.


     1. Election of Class III Directors.
        Nominees: (01) William A. Luca, (02) Daniel C. Alloway and
        (03) Gregory Griffin

                    FOR \ \            \ \ WITHHELD


            \ \ For all nominees except as noted above

                                                                      FOR      AGAINST     ABSTAIN
     2. Amendment to the Company's 1998 Stock Option Plan.            \ \       \ \         \ \

     3. Selection        of         Independent Accountants.           \ \       \ \         \ \

     4. The proxies are authorized to vote upon such other business that may properly come before the meeting, in accordance with the judgment of the person or persons voting this proxy.

     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                      \ \

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



Signature:                                  Date:
          --------------------------------       ---------------

Signature:                                  Date:
          --------------------------------       ---------------


                                   DETACH HERE